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                                                                 EXHIBIT 23-A-1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Otter Tail Power Company on Form S-3 of our report dated January 29, 1996 incorporated by reference in the Annual Report Form 10-K of Otter Tail Power Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
August 30, 1996